Exhibit 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-198496) that was filed by the registrant with the Securities and Exchange Commission on August 29, 2014 and became effective on September 15, 2014.

The following table sets forth the estimated costs and expenses (other than the actual registration fee), other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered:

FINRA Filing Fee	$23,000
Printing and Engraving Expenses	25,000
Legal Fees and Expenses	463,000
Accounting Fees and Expenses	125,000
Transfer Agent and Registrar Fees	5,000
Miscellaneous	69,000

Total	$710,000